SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) Nov. 29, 2010

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, MN	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 612-330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

In August 2010, Xcel Energy entered into equity forward agreements in connection with a public offering of 21.85 million shares of Xcel Energy common stock. Under the equity forward agreements (Forward Agreements), Xcel Energy agreed to issue to the banking counterparty 21.85 million shares of its common stock, including an over allotment of 2.85 million shares.

On Nov. 29, 2010, Xcel Energy settled the equity forward instrument agreement by physically delivering the 21.85 million shares of common equity and receiving cash proceeds of $449.8 million.  The forward price used to determine cash proceeds received by Xcel Energy at settlement was calculated based on the August 2010 public offering price of Xcel Energy’s common stock, adjusted for underwriting fees, as well as a daily adjustment based on the federal funds rate less a spread of 0.50 percent, and a decrease to the per share price to reflect the October 2010 common stock dividend paid on Xcel Energy’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)

/s/ DAVID M. SPARBY
David M. Sparby
Vice President and Chief Financial Officer
Dec. 1, 2010